Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 No.’s(333-147866, 333-135822, 333-117885, 333-127716, 333-32161, 333-57573, 333-86091, 333-45736, 333-67480, 333-97541, 333-107700) of IRIDEX Corporation of our report dated April 10, 2008 related to the financial statements and financial statement schedules which appears in this Form 10-K.
/s/ Burr, Pilger & Mayer LLP
San Francisco, California
April 10, 2008